EXHIBIT 24.2

                                POWER OF ATTORNEY

                  KNOW ALL MEN BY THESE PRESENTS that the Time Warner Savings Plan (the "Plan") and each of the undersigned members of the Administrative Committee relating to the Plan, in connection with one or more Registration Statements on Form S-8 or any other appropriate form and any amendments thereto, which Time Warner Inc. ("Time Warner"), a Delaware corporation, will file or has filed with the Securities and Exchange Commission under the provisions of the Securities Act of 1933, as amended, relating to the registration under said Act of shares of Common Stock, par value $.01 per share, of Time Warner and interests in said Plan, to be purchased and/or issued pursuant to the Plan, hereby constitutes and appoints PAUL T. CAPPUCCIO, PASCAL DESROCHES, DANIEL J. HAPPER, SHELLEY D. FISCHEL, BRENDA C. KARICKHOFF, EDWARD B. RUGGIERO and JOHN K. MARTIN, JR., and each of them its true and lawful attorneys-in-fact and agents, with full power to act without the others for the Plan and in the Plan's name, place and stead, in any and all capacities, to sign and to file such Registration Statement and all amendments and post-effective amendments thereto, with all exhibits thereto, and any and all documents in connection therewith, with the Securities and Exchange Commission in connection with any matter relating to said Registration Statement and to any and all such amendments and post-effective amendments, hereby granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform any and all acts and things requisite and necessary to be done in and about the premises as fully and to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, may lawfully do or cause to be done by virtue hereof.

                  IN WITNESS WHEREOF, the undersigned have executed this Power of Attorney as of the 19 day of February, 2009.

TIME WARNER SAVINGS PLAN          MEMBERS OF THE COMMITTEE
                                  ADMINISTERING THE TIME WARNER SAVINGS PLAN


By: /s/ Daniel J. Happer          /s/ Daniel J. Happer
    --------------------          ----------------------------------------------
     Name:  Daniel J. Happer      Daniel J. Happer
     Member of the Committee
     Administering the Plan       /s/ John A. LaBarca
                                  ---------------------------------------------
                                  John A. LaBarca

                                  /s/ Thomas W. McEnerney
                                  ----------------------------------------------
                                  Thomas W. McEnerney

                                  /s/ Shelley D. Fischel
                                  ---------------------------------------------
                                  Shelley D. Fischel